EXHIBIT 10.1
                                                   ------------






May 3, 1995





Mr. Robert F. Stephens
Atmos Energy Corporation
P.O. Box 650205
Dallas, TX  75265

RE:  Amendment to August 8, 1991 Letter Agreement Regarding
     Severance Benefits

Dear Mr. Stephens:

     Reference is hereby made to that certain letter agreement amended and restated as of August 8, 1991 from Atmos Energy Corporation (the "Company") to you (the "Severance Agreement"), pursuant to which the Company agreed to provide certain severance benefits to you in the event your employment with the Company is terminated after a change in control of the Company as described in the Severance Agreement. The Company and you now desire to amend the Severance Agreement and do, by execution hereof, agree to amend, and do hereby amend, the Severance Agreement by modifying the provisions contained in the first paragraph of
Section 3 of the Severance Agreement to read in its entirety as follows:

     If your employment by the Company is terminated by the Company other than for cause or if you voluntarily terminate your employment within one hundred and eighty
     (180) days following the occurrence of any change in control as defined in Subsection 2(i) hereof (the "Evaluation Period"), you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon such termination, unless such termination is because of death, Disability or Retirement. If your employment by the Company is terminated after the Evaluation Period but during the term of this Agreement, you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon such termination, unless such termination is (A) because of your death, Disability or Retirement,
     (B) by the Company for Cause, or (C) by you other than for Good Reason.





     Except as expressly modified herein, the Severance Agreement is and shall remain in full force and effect in accordance with its terms and provisions.

     If this letter sets forth our agreement on the subject matter hereof, please sign and return the enclosed copy of this letter to the undersigned.

                                 Sincerely,

                                 ATMOS ENERGY CORPORATION



                                 By:  /s/ James F. Purser
                                    ----------------------------
                                          James F. Purser
                                    Executive Vice President and
                                      Chief Financial Officer


AGREED TO:


/s/ Robert F. Stephens
-----------------------------
Robert F. Stephens

Date:  5/30/95
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